                                                                     Exhibit 4.3

                            DATED 25TH NOVEMBER, 1999

                                  MERIDIAN B.V.

                                     - AND -

                                   ADECCO S.A.

                                     - AND -

                        CHASE MANHATTAN TRUSTEES LIMITED

                       ----------------------------------

                                   TRUST DEED

                                  CONSTITUTING

                                (EURO)360,030,000

                      1.50 PER CENT. GUARANTEED CONVERTIBLE
                                 NOTES DUE 2004

                 (WITH AUTHORITY TO ISSUE FURTHER NOTES, BONDS,
                      DEBENTURES OR OTHER DEBT INSTRUMENTS)

                       ----------------------------------



                                 FOR THE ISSUER
                      AND THE GUARANTOR AS TO ENGLISH LAW:

                              LINKLATERS & ALLIANCE
                                 ONE SILK STREET
                                 LONDON EC2Y 8HQ

                                 FOR THE TRUSTEE
                               AS TO ENGLISH LAW:

                                  ALLEN & OVERY
                                 ONE NEW CHANGE
                                 LONDON EC4M 9QQ

                                TABLE OF CONTENTS


CLAUSE                                                                          PAGE

1.       DEFINITIONS................................................................1
2.       COVENANT TO REPAY AND TO PAY INTEREST ON ORIGINAL NOTES....................8
3.       FORM AND ISSUE OF ORIGINAL NOTES AND ORIGINAL COUPONS.....................10
4.       FEES, DUTIES AND TAXES....................................................11
5.       COVENANT OF COMPLIANCE....................................................11
6.       CANCELLATION OF SECURITIES AND RECORDS....................................12
7.       GUARANTEE.................................................................13
8.       COVENANTS AND PROVISIONS RELATING TO THE CONVERSION RIGHTS................14
9.       ENFORCEMENT...............................................................19
10.      PROCEEDINGS, ACTION AND INDEMNIFICATION...................................20
11.      APPLICATION OF MONEYS.....................................................20
12.      NOTICE OF PAYMENTS........................................................21
13.      INVESTMENT BY TRUSTEE.....................................................21
14.      PARTIAL PAYMENTS..........................................................21
15.      COVENANTS BY THE ISSUER AND THE GUARANTOR.................................21
16.      REMUNERATION AND INDEMNIFICATION OF TRUSTEE...............................24
17.      SUPPLEMENT TO TRUSTEE ACT 1925............................................26
18.      TRUSTEE'S LIABILITY.......................................................29
19.      TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR.....................29
20.      WAIVER, AUTHORISATION AND DETERMINATION...................................30
21.      HOLDER OF DEFINITIVE BEARER SECURITY ASSUMED TO BE
         COUPONHOLDER..............................................................30
22.      SUBSTITUTION..............................................................31
23.      CURRENCY INDEMNITY........................................................32
24.      NEW TRUSTEE...............................................................33
25.      TRUSTEE'S RETIREMENT AND REMOVAL..........................................33
26.      TRUSTEE'S POWERS TO BE ADDITIONAL.........................................34
27.      NOTICES...................................................................34
28.      GOVERNING LAW.............................................................35
29.      SUBMISSION TO JURISDICTION................................................35
30.      COUNTERPARTS..............................................................35

SCHEDULES

1.       FORM OF ORIGINAL TEMPORARY GLOBAL NOTE....................................36
         FORM OF ORIGINAL PERMANENT GLOBAL NOTE....................................47

2.       FORM OF DEFINITIVE ORIGINAL NOTE..........................................54
         FORM OF ORIGINAL COUPON...................................................56
         CONDITIONS OF THE ORIGINAL NOTES..........................................58

3.       REGISTER AND TRANSFER OF REGISTERED SECURITIES............................60

4.       PROVISIONS FOR MEETINGS OF HOLDERS........................................62


THIS TRUST DEED is made on 25TH NOVEMBER, 1999 BETWEEN:

(1) MERIDIAN B.V., a company incorporated under the laws of The Netherlands, whose registered office is at Savannahweg 71, 3542 AW Utrecht, The Netherlands (the "ISSUER" or the "COMPANY");

(2) ADECCO S.A., a company incorporated under the laws of Switzerland, whose registered office is at 1275 Cheserex, Switzerland (the "GUARANTOR"); and

(3) CHASE MANHATTAN TRUSTEES LIMITED, a company incorporated under the laws of England and Wales, whose principal office is at Trinity Tower, 9 Thomas More Street, London E1 9YT, England (the "TRUSTEE", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Holders and Couponholders (each as defined below).

WHEREAS:

(1) By a resolution of the Board of Directors of the Issuer passed as of 19th November, 1999 the Issuer has resolved to issue (EURO)360,030,000
         1.50 per cent. Guaranteed Convertible Notes due 2004 to be constituted by this Trust Deed.

(2) By a resolution of the Board of Directors of the Guarantor passed as of 22nd October, 1999 the Guarantor has agreed to guarantee the said Notes and to enter into certain covenants as set out in this Trust Deed.

(3) The Trustee has agreed to act as trustee of these presents for the benefit of the Holders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.       DEFINITIONS

(A) IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

         "AGENCY AGREEMENT" means, in relation to the Securities of any series, the agreement appointing the initial Paying Agents and Conversion Agents and, if applicable, Registrar and/or Transfer Agents in relation to such Securities and any other agreement for the time being in force appointing Successor paying agents and/or conversion agents and, if applicable, registrars and/or transfer agents in relation to such Securities, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Securities;

         "AGENT BANK" means, in relation to the Securities of any relevant series, the bank initially appointed as agent bank in relation to such Securities by the Issuer and the Guarantor pursuant to the relative Agent Bank Agreement or, if applicable, any Successor agent bank in relation to such Securities;

         "AGENT BANK AGREEMENT" means, in relation to the Securities of any relevant series, the agreement (which may, but need not, be the relative Agency Agreement) appointing the initial Agent Bank in relation to such Securities and any other agreement for the time being in force appointing any Successor agent bank in relation to such Securities, or in connection with its duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Securities;

         "ALTERNATIVE STOCK EXCHANGE" has the meaning ascribed thereto in Condition 6(f);

         "APPOINTEE" means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

         "AUDITORS" means the auditors for the time being of the Guarantor or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated by the Guarantor and approved by the Trustee or, in default of such nomination and/or approval, as may be nominated by the Trustee, in each case for the purposes of these presents;

         "AUTHORISED SIGNATORY" means any Director of the Issuer or, as the case may be, the Guarantor and any other person for the time being authorised by the Issuer or, as the case may be, the Guarantor to sign documents and otherwise act on behalf of the Issuer or, as the case may be, the Guarantor and notified as such in writing to the Trustee;

         "BEARER SECURITIES" means those of the Securities which are for the time being in bearer form;

         "CEDELBANK" means Cedelbank, a limited liability company (SOCIETE ANONYME) organised under Luxembourg law;

         "CONDITIONS" means:

         (i) in relation to the Original Notes, the Conditions in the form set out in the Second Schedule as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Original Notes be construed accordingly; and

         (ii) in relation to the Further Securities of any series, the Conditions in the form set out or referred to in the supplemental trust deed relating thereto as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Further Securities of any series, unless either referring specifically to a particular specified Condition or paragraph of a Condition of such Further Securities or the context otherwise requires, be construed as a reference to the provisions (if any) in the Conditions thereof which correspond to the provisions of the particular specified Condition or paragraph of a Condition of the Original Notes;

         "CONVERSION AGENTS" means, in relation to the Securities of any series, the several institutions (including where the context permits the Principal Conversion Agent) at their respective specified offices initially appointed as paying agents in relation to such Securities by the Issuer and the Guarantor pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Securities;

         "CONVERSION DATE", "CONVERSION NOTICE", "CONVERSION PERIOD", "CONVERSION PRICE" and "CONVERSION Right" all have the meanings set out in Condition 6;

         "COUPONHOLDERS" means the several persons who are for the time being holders of the Coupons;

         "COUPONS" means the bearer interest coupons appertaining to the Bearer Securities in definitive form or, as the context may require, a specific number thereof and includes any replacements for Coupons issued pursuant to Condition 13 and, where the context so permits, the Talons;

         "EMPLOYEE SHARE SCHEME" means any scheme for the issue of Shares or other securities to employees or executive or non-executive directors of the Guarantor or any Subsidiary of the Guarantor and which has been approved by the board of directors of such company;

         "EQUIVALENT AMOUNT" has the meaning set out in Condition 6(b)(iii);

         "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

         "EVENT OF DEFAULT" means any of the conditions, events or acts provided in Condition 9 to be events upon the happening of which the Securities of any series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

         "EXTRAORDINARY RESOLUTION" has the meaning set out in paragraph 20 of the Fourth Schedule;

         "FURTHER SECURITIES" means notes, bonds, debentures or other debt instruments (whether in bearer or registered form) of the Issuer constituted by a trust deed supplemental to this Trust Deed pursuant to Clause 2(D) or the principal amount thereof for the time being outstanding or as the context may require a specific number thereof and includes any replacements for Further Securities issued pursuant to Condition 13 and, where applicable, any Global Security issued in respect thereof;

         "GLOBAL SECURITY" means the Original Temporary Global Note and/or the Original Permanent Global Note and/or any other global note, bond, debenture or other debt instrument issued in respect of the Further Securities of any series;

         "HOLDERS" means the several persons who are for the time being holders of the Securities (being, in the case of Bearer Securities, the bearers thereof and, in the case of Registered Securities, the several persons whose names are entered in the register of holders of the Registered Securities as the holders thereof) which expression shall, whilst any Global Security remains outstanding, mean in relation to the Securities represented thereby each person who is for the time being shown in the records of Euroclear or of Cedelbank as the holder of a particular principal amount of such Securities (in which regard any certificate or other document issued by Euroclear or Cedelbank as to the principal amount of Securities represented by a Global Security standing to the account of any person shall be conclusive and binding for all purposes) for all purposes other than with respect to the payment of principal, premium (if any) and interest on such Securities, the right to which shall be vested, as against the Issuer and the Guarantor, solely in the bearer of such Global Security in accordance with and subject to its terms and the terms of these presents; and the words "HOLDER" and "HOLDERS" and related expressions shall (where appropriate) be construed accordingly;

         "LIABILITY" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

         "OLSTEN OFFER" means the offer by the Guarantor relating to the acquisition of Olsten Corporation set out in a draft Registration Statement on Form F-4, filed with the United States

         Securities and Exchange Commission on 7th October, 1999, as such offer may be amended from time to time;

         "ORIGINAL COUPONHOLDERS" means the several persons who are for the time being holders of the Original Coupons;

         "ORIGINAL COUPONS" means the Coupons appertaining to the Original Notes in definitive form;

         "ORIGINAL NOTEHOLDERS" means the several persons who are for the time being holders of the Original Notes;

         "ORIGINAL NOTES" means the notes in bearer form comprising
         (EURO)360,030,000 1.50 per cent. Guaranteed Convertible Notes due 2004 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Original Notes issued pursuant to Condition 13 and (except for the purposes of Clause 3) the Original Temporary Global Note and the Original Permanent Global Note;

         "ORIGINAL PERMANENT GLOBAL NOTE" means the permanent global note in respect of the Original Notes to be issued pursuant to Clause 3(C) in the form or substantially in the form set out in the First Schedule;

         "ORIGINAL TEMPORARY GLOBAL NOTE" means the temporary global note in respect of the Original Notes to be issued pursuant to Clause 3(A) in the form or substantially in the form set out in the First Schedule;

         "OUTSTANDING" means, in relation to the Securities, all the Securities issued other than:

         (a) those Securities which have been redeemed pursuant to these presents;

         (b) those Securities in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) and all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Holders in accordance with Condition 14) and remain available for payment against presentation of the relevant Securities and/or Coupons;

         (c) those Securities which have been purchased and cancelled in accordance with Condition 8;

         (d)      those Securities which have become void under Condition 10;

         (e) those Securities in respect of which the Conversion Rights have been duly exercised in accordance with these presents;

         (f) those mutilated or defaced Securities which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 13;

         (g) (for the purpose only of ascertaining the principal amount of the Securities outstanding and without prejudice to the status for any other purpose of the relevant Securities) those Securities which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13;

         (h) any Global Security to the extent that it shall have been exchanged for another Global Security in respect of the Securities of the relevant series or for the Securities of the relevant series in definitive form pursuant to its provisions; and

         (i) those Bearer Securities which have been exchanged for Registered Securities and, where applicable, VICE VERSA and which have been cancelled or, if permitted by the Conditions of such Securities, are for the time being retained by or on behalf of the Issuer, in each case pursuant to the provisions of these presents;

         PROVIDED THAT for each of the following purposes, namely:

         (i) the right to attend and vote at any meeting of the Holders or any of them;

         (ii) the determination of how many and which Securities are for the time being outstanding for the purposes of Clause 10(A), Conditions 9 and 11 and paragraphs 2, 5, 6 and 9 of the Fourth Schedule;

         (iii) any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them; and

         (iv) the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Holders or any of them,

         those Securities (if any) which are for the time being held by or on behalf of the Issuer, the Guarantor, any other Subsidiary of the Guarantor, any holding company of the Guarantor or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

         "PAYING AGENTS" means, in relation to the Securities of any series, the several institutions (including where the context permits the Principal paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Securities by the Issuer and the Guarantor pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Securities;

         "POTENTIAL EVENT OF DEFAULT" means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

         "PRINCIPAL PAYING AGENT" means, in relation to the Securities of any series, the institution at its specified office initially appointed as principal paying agent in relation to such Securities by the Issuer and the Guarantor pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Securities;

         "PRINCIPAL CONVERSION AGENT" means, in relation to the Securities of any series, the institution at its specified office initially appointed as principal conversion agent in relation to such Securities by the Issuer and the Guarantor pursuant to the relative Agency Agreement or, if applicable, any Successor principal conversion agent in relation to such Securities;

         "REFERENCE BANKS" means, in relation to the Securities of any relevant series, the several banks initially appointed as reference banks in relation to such Securities by the Issuer and the Guarantor and referred to in the Conditions of such Securities and/or, if applicable, any Successor reference banks in relation to such Securities;

         "REGISTERED SECURITIES" means those of the Securities which are for the time being in registered form;

         "REGISTRAR" means, in relation to the Securities of any relevant series (being, or which are exchangeable for, Registered Securities), the institution at its specified office initially appointed as registrar in relation to such Securities by the Issuer and the Guarantor pursuant to the relative Agency Agreement or, if applicable, any Successor registrar in relation to such Securities;

         "REPAY", "REDEEM" and "PAY" shall each include both the others and cognate expressions shall be construed accordingly;

         "SECURITIES" means, as the context may require, the Original Notes and/or any Further Securities and/or any series thereof;

         "SHARES" has the meaning set out in Condition 6;

         "SHAREHOLDER" means the person in whose name a Share is registered;

         "SUBSIDIARY" means any company which is for the time being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain);

         "SUCCESSOR" means, in relation to the Agent Bank, the Principal Paying Agent, the Principal Conversion Agent, the other Paying Agents and Conversion Agents, the Reference Banks, the Registrar and the Transfer Agents, any successor to any one or more of them in relation to the Securities of the relevant series which shall become such pursuant to the provisions of these presents, the relative Agent Bank Agreement and/or the relative Agency Agreement (as the case may be) and/or such other or further agent bank, principal paying agent, principal conversion agent, paying agents, conversion agents, reference banks, registrar and/or transfer agents (as the case may be) in relation to such Securities as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantor, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions, the relative Agent Bank Agreement and/or the relative Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the relevant Holders pursuant to Clause 15(xiii) in accordance with Condition 14;

         "TALONS" means the talons appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Bearer Securities in definitive form of any relevant series and includes any replacements for Talons issued pursuant to Condition 13;

         "THE STOCK EXCHANGE" means, in relation to the Securities of any relevant series, the stock exchange or exchanges (if any) on which such Securities are for the time being quoted or listed;

         "THESE PRESENTS" means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Securities, the Coupons and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

         "TRANSFER AGENTS" means, in relation to the Securities of any relevant series (being, or which are exchangeable for, Registered Securities), the institutions at their respective specified offices initially appointed as transfer agents in relation to such Securities by the Issuer and the

         Guarantor pursuant to the relative Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Securities;

         "TRUST CORPORATION" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

         words denoting the singular shall include the plural and VICE VERSA;

         words denoting one gender only shall include the other genders; and

         words denoting persons only shall include firms and corporations and VICE VERSA.

(B)      (i)      All references in these presents to principal and/or
                  premium and/or interest in respect of the Securities or to any moneys payable by the Issuer and/or the Guarantor under these presents shall be deemed to include a reference to any additional amounts which may be payable under the Conditions.

         (ii) All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

         (iii) All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

         (iv) All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

         (v) All references in these presents to taking proceedings against the Issuer and/or the Guarantor shall be deemed to include references to proving in the winding up of the Issuer and/or the Guarantor (as the case may be).

         (vi) All references in these presents to Euroclear and/or Cedelbank shall be deemed to include references to any other clearing system as is approved by the Trustee.

         (vii) Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

         (viii) References to any issue or offer to Shareholders "as a class" or "by way of rights" shall be taken to be references to an issue or offer to all or substantially all of such holders other than holders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer.

         (ix) All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Securities of the relevant one or more series as a class.

         (x) In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

         (xi) In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

2.       COVENANT TO REPAY AND TO PAY INTEREST ON ORIGINAL NOTES

(A)      THE aggregate principal amount of the Original Notes is limited up to
         (EURO)360,030,000.

(B) The Issuer covenants with the Trustee that it will, in accordance with and subject to these presents, on the due date for the final maturity of the Original Notes provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in euro in immediately available funds the principal amount of the Original Notes repayable on that date and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) or until the whole of the Original Notes shall have been converted pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Original Notes at the rate of 1.50 per cent. per annum payable annually in arrear on 25th November, the first such payment (representing a full year's interest) to be made on 25th November, 2000 PROVIDED THAT:

         (i) every payment of principal or interest in respect of the Original Notes to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction PRO TANTO of the relative covenant by the Issuer in this Clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Original Noteholders or Original Couponholders (as the case may be);

         (ii) in any case where payment of principal is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Original Notes (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Original Noteholders in respect thereof as stated in a notice given to the Original Noteholders in accordance with Condition 14 (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

         (iii) in any case where payment of the whole or any part of the principal amount of any Original Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (ii) above) interest shall accrue on that principal amount payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Original Note, payment of the full amount (including interest as aforesaid) in euro payable in respect of such Original Note is made or (if earlier) the seventh day after notice is given to the relevant Original Noteholder (either individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in euro payable in respect of such Original Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

         The Trustee will hold the benefit of this covenant on trust for the Original Noteholders and the Original Couponholders and itself in accordance with these presents.

         TRUSTEE'S REQUIREMENTS REGARDING PAYING AGENTS AND CONVERSION AGENTS

(C) At any time after an Event of Default or a Potential Event of Default shall have occurred or the Securities shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 11 to the Holders and/or Couponholders, the Trustee may:

         (i) by notice in writing to the Issuer, the Guarantor, the Principal Paying Agent, the Principal Conversion Agent, the other Paying Agents, the other Conversion Agents, the Registrar and the Transfer Agents require the Principal Paying Agent, the Principal Conversion Agent, the other Paying Agents, the other Conversion Agents, the Registrar and the Transfer Agents pursuant to the Agency Agreement:

                  (a) to act thereafter as Principal Paying Agent, Principal Conversion Agent, Paying Agents, Conversion Agents, Registrar and Transfer Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents MUTATIS MUTANDIS on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents, the Conversion Agents, the Registrar and the Transfer Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the relative Securities and available for such purpose) and thereafter to hold all Securities and Coupons and all sums, documents and records held by them in respect of Securities and Coupons on behalf of the Trustee; or

                  (b) to deliver up all Securities and Coupons and all sums, documents and records held by them in respect of Securities and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent, the relative Conversion Agent, the Registrar or the relative Transfer Agent, as the case may be is obliged not to release by any law or regulation; and/or

         (ii) by notice in writing to the Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Securities and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and the Guarantor and until such notice is withdrawn proviso (i) to sub-clause (B) of this Clause relating to the Original Notes and any similar provisos relating to any Further Securities shall cease to have effect.

         FURTHER ISSUES

(D)      (i)      The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Holders or Couponholders to create and issue further notes, bonds, debentures or other debt instruments
                  (whether in bearer or registered form) either (a) ranking PARI
                  PASSU in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Original Notes and/or the Further Securities of any series or (b) upon such terms as to interest, subordination
                  (if any), premium, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

         (ii) Any further notes, bonds, debentures or other debt instruments which are to be created and issued pursuant to the provisions of paragraph (i) above so as to form a single series with the Original Notes and/or the Further Securities of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further notes, bonds, debentures or other debt instruments which are to be created and issued pursuant to the provisions of paragraph (i) above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer and the Guarantor shall prior to the issue of any further notes bonds, debentures or other debt instruments to be so constituted (being Further Securities) execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) and containing a covenant by the Issuer in the form MUTATIS MUTANDIS of Clause 2(B) in relation to the principal, premium (if any) and interest in respect of such Further Securities and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

         (iii) A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantor on their duplicates of this Trust Deed.

         (iv) Whenever it is proposed to create and issue any further notes, bonds, debentures or other debt instruments the Issuer shall give to the Trustee not less than 14 days' notice in writing of its intention so to do stating the amount of further notes, bonds, debentures or other debt instruments proposed to be created and issued.

(E) Any Further Securities not forming a single series with the Original Notes or Further Securities of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of sub-clause (C) of this Clause and of Clauses 4 to 23 (both inclusive) and 24(B) and the Third and Fourth Schedules shall apply MUTATIS MUTANDIS separately and independently to each series of the Securities and in such Clauses and Schedules the expressions "SECURITIES", "HOLDERS", "COUPONS", "COUPONHOLDERS" and "TALONS" shall be construed accordingly.

3.       FORM AND ISSUE OF ORIGINAL NOTES AND ORIGINAL COUPONS

(A) THE Original Notes shall be represented initially by the Original Temporary Global Note which the Issuer shall issue to a bank depositary common to both Euroclear and Cedelbank on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Original Notes in definitive form ("DEFINITIVE ORIGINAL NOTES") (as notified to such depositary by Credit Suisse First Boston (Europe) Limited on behalf of the Managers of the issue of the Original Notes) and the successors in title to such persons as appearing in the records of Euroclear and Cedelbank for the time being.

(B) The Original Temporary Global Note shall be printed or typed in the form or substantially in the form set out in the First Schedule and may be a facsimile. The Original Temporary Global Note shall be in the aggregate principal amount of (EURO)360,030,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Original Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(C) The Issuer shall issue the Original Permanent Global Note in exchange for the Original Temporary Global Note in accordance with the provisions thereof. The Original Permanent Global Note shall be printed or typed in the form or substantially in the form set out in the First Schedule and may be a facsimile. The Original Permanent Global Note shall be in the aggregate principal amount of up to (EURO)360,030,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Original Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(D) The Issuer shall issue the Definitive Original Notes (together with the unmatured Original Coupons attached) in exchange for the Original Permanent Global Note in accordance with the provisions thereof.

(E) The Definitive Original Notes and the Original Coupons shall be to bearer in the respective forms or substantially in the respective forms set out in the Second Schedule and the Definitive Original Notes shall be issued in the denomination of (EURO)10,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive Original Notes and the Original Coupons shall pass by delivery.

(F) The Definitive Original Notes shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent.

(G) The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a person duly authorised by the Issuer as referred to in sub-clauses (B), (C) and (F) above notwithstanding that at the time of issue of any of the Definitive Original Notes, the Original Temporary Global Note or the Original Permanent Global Note, as the case may be, he may have ceased for any reason to be so authorised. The Original Coupons shall not be signed. The Definitive Original Notes so executed and authenticated, and the Original Coupons, upon execution and authentication of the relevant Definitive Original Notes, shall be binding and valid obligations of the Issuer.

4.       FEES, DUTIES AND TAXES

         THE Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties (a) payable in The Netherlands or the United Kingdom on or in connection with (i) the execution and delivery of these presents and (ii) the constitution and original issue of the Securities and the Coupons, (b) payable in Belgium or Luxembourg on or in connection with the constitution, execution, delivery and original issue of the Securities and the Coupons, (c) payable in The Netherlands, Switzerland or in the place of the Alternative Stock Exchange on or in connection with the allotment and issue and/or delivery of Shares on conversion and (d) payable in any jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Holder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.       COVENANT OF COMPLIANCE

         EACH of the Issuer and the Guarantor severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantor, the Holders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Securities and the Coupons as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Securities and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Holders and the Couponholders according to its and their respective interests.

6.       CANCELLATION OF SECURITIES AND RECORDS

(A) THE Issuer shall procure that all Securities (i) redeemed or (ii) purchased for cancellation by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 13 or (iv) exchanged as provided in these presents or (v) converted as provided in these presents (together in each case with all unmatured Coupons attached thereto or delivered therewith) and all Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 13 and all Talons exchanged in accordance with the Conditions for further Coupons shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

         (a) the aggregate principal amount of Securities which have been redeemed or converted and the aggregate amounts in respect of Coupons which have been paid;

         (b) the serial numbers of such Securities in definitive form distinguishing between Bearer Securities and Registered Securities;

         (c) the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

         (d) the aggregate amount of interest paid (and the due dates of such payments) on Global Securities and/or on Registered Securities;

         (e) the aggregate principal amount of Securities (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancelled and the serial numbers of such Securities in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith;

         (f) the aggregate principal amounts of Securities and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Securities in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons;

         (g) the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Securities in definitive form bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Securities in definitive form to which such missing unmatured Coupons appertained; and

         (h) the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, conversion, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, conversion, purchase, exchange or replacement PRO TANTO of the Securities or payment of interest thereon or exchange of the Talons respectively and of cancellation of the relative Securities and Coupons.

(B) The Issuer shall procure (i) that the Principal Paying Agent shall keep a full and complete record of all Securities and Coupons (other than serial numbers of Coupons) and of their redemption, conversion, purchase for cancellation by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor, cancellation, payment or exchange (as the case may be) and of all replacement securities or coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Securities or Coupons
         (ii) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and
         (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.       GUARANTEE

(A)      THE Guarantor hereby irrevocably and unconditionally guarantees to the
         Trustee:

         (1) the due and punctual payment in accordance with the provisions of these presents of the principal of and premium (if any) and interest on the Securities and of any other amounts payable by the Issuer under these presents; and

         (2) the due and punctual performance and observance by the Issuer of each of the other provisions of these presents on the Issuer's part to be performed or observed.

(B) If the Issuer fails for any reason whatsoever punctually to pay any such principal, premium, interest or other amount, the Guarantor shall cause each and every such payment to be made as if the Guarantor instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer's obligations) to the intent that the holder of the relevant Security or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Issuer.

(C) If any payment received by the Trustee or any Holder or Couponholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the Trustee and the Holders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantor under this sub-clause shall, as regards each payment made to the Trustee or any Holder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

(D) The Guarantor hereby agrees that its obligations under this Clause shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Holders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 20(A), whether or not there have been any dealings or transactions between the Issuer, any of the Holders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of the Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

(E) Without prejudice to the provisions of Clause 10(A) the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Holders.

(F) The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

(G) If any moneys shall become payable by the Guarantor under this guarantee the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

         (i) in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

         (ii) in respect of any other moneys for the time being due to the Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

         (including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all amounts payable under these presents shall have been made to the Holders, the Couponholders and the Trustee, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 11.

(H) The obligations of the Guarantor under these presents constitute direct, unconditional and unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank PARI PASSU with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, save for such obligations as may be preferred by mandatory provisions of applicable law.

8.       COVENANTS AND PROVISIONS RELATING TO THE CONVERSION RIGHTS

(1) The Guarantor hereby covenants with the Trustee that it will give effect to, and comply with its obligations contained in these presents in respect of, the Conversion Rights.

(2) The Guarantor hereby undertakes to and covenants with the Trustee that so long as any Conversion Right is, or is capable of being or becoming, exercisable:

         (A) the Guarantor will not issue or pay up any securities by way of capitalisation of profits or reserves, other than (i) by the issue of fully paid Shares to the Shareholders and other persons entitled to them, or (ii) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued wholly, ignoring fractional entitlements, in lieu of a cash dividend, or (iii) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto, unless, in any such case, it gives rise (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price;

         (B) the Guarantor will not modify the rights attaching to the Shares with respect to dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than such rights but so that nothing in this sub-Clause (B) shall prevent (i) a consolidation or subdivision of the Shares (ii) a modification to the rights attaching to the Shares which is not, in the opinion of an independent bank of international repute selected by the Guarantor, approved in writing by the Trustee and acting as an expert, materially prejudicial to the interests of the Bondholders, (iii) the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form to certificated form) or the amendment of the Charter of the Guarantor to enable title to securities of the Guarantor (including Shares) to be evidenced and transferred without a written instrument or any other alteration to the Charter of the Guarantor made in connection with the matters described in this sub-Clause or which are supplemental or incidental to any of the foregoing (including amendments made to enable or facilitate procedures relating to such matters and amendments dealing with the rights and obligations of holders of securities (including Shares) dealt with under such procedures) or (iv) any issue of equity share capital, which in any such case as is mentioned above results (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, otherwise result) in an adjustment of the Conversion Price;

                  (C) the Guarantor will, if an event happens as a result of which the Conversion Price may be adjusted pursuant to this Trust Deed as soon as practicable send the Trustee a certificate signed by two Authorised Signatories of the Guarantor on behalf of the Guarantor setting out particulars of the event, whether an adjustment to the Conversion Price falls to be made and, if so, the adjusted Conversion Price and the date on which such adjustment takes effect, whether an amount falls to be carried forward pursuant to sub-clause (4) of this Clause and, if so, the amount to be carried forward and in any case setting out such other information as the Trustee may reasonably require.

         (D) the Guarantor will, if an offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate or associates of the offeror) to acquire all or a majority of the issued equity share capital of the Guarantor, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Trustee and to the Holders at the same time as any notice thereof is sent to its

                  Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme may be obtained from the specified offices of the Conversion Agents and, where such an offer or scheme has been recommended by the Board of Directors of the Guarantor or where such an offer has become or been declared unconditional in all respects, use all reasonable efforts to procure that a like offer or scheme is extended to the Holders and the holders of any Shares delivered by the Guarantor to converting Holders during the period of the offer or scheme;

         (E) unless so required by applicable law or regulation or in order to establish a dividend or other rights (including the right to attend and vote at a general meeting of the Guarantor) attaching to the Shares, the Guarantor will not close its register of shareholders or take any other action which prevents the transfer of its Shares generally and will ensure that the Securities may be converted legally and that the Shares allotted and issued by the Guarantor and/or delivered to the converting Holder on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Guarantor) at all times while the register is closed or such other action is effective, and will not take any action which prevents the conversion of the Securities (in accordance with the terms of such Securities) or the allotment and issue by the Guarantor and/or delivery to the converting Holder of Shares in respect of them;

         (F) the Guarantor will use all reasonable endeavours to maintain a listing on the SWX Swiss Exchange for all the issued Shares for the time being or, if it is unable to obtain or maintain such listing, use its best endeavours to obtain and maintain a listing for the Shares (including all Shares delivered on exercise of Conversion Rights) on such other stock exchange as the Guarantor may from time to time (with the written consent of the Trustee) determine and the Guarantor will forthwith give notice of the identity of such stock exchange or exchanges (and the listing or delisting of the Shares (as a class) by the SWX Swiss Exchange or any such other stock exchange) to the Holders and references in these presents to the SWX Swiss Exchange shall thereafter be construed as applying to such other stock exchange. The Guarantor will pay all expenses of obtaining or maintaining listing for Shares arising on conversion of the Securities;

         (G) the Guarantor will pay the expenses of the allotment and issue by the Guarantor, and/or delivery to the converting Holder, of Shares arising on conversion of the Securities, save for any costs and expenses provided by the Conditions to be paid by the converting Holder; and

         (H) if the record date for the payment of any dividend or other distribution in respect of the Shares to be delivered to a converting Holder is on or after the Conversion Date in respect of any Bond but before the date the person or persons specified for that purpose is or are registered as (a) holder(s) of record of the relevant number of Shares in the Guarantor's register of shareholders or, in the case of an election by the Trustee pursuant to Condition 6(d) and sub-clause (9) of this Clause, on or after the redemption date specified in Condition 6(d) but before the date on which the Trustee is registered as a holder of record of the relevant number of Shares in the Guarantor's register of shareholders on behalf of the relevant Holders, the Company will pay or transfer to the converting Holder, his designee or the Trustee (as the case may be) the Equivalent Amount in accordance with the provisions of Condition 6(b)(iii).

         For the above purposes, "EQUITY SHARE CAPITAL" means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.

(3) If and whenever it is proposed to make any issue, arrangement or proposal or enter into any transaction which would give rise to an adjustment of the Conversion Price under Condition 6(c), the Guarantor shall, not later than the date on which it gives notice thereof to the Shareholders or the holders of the relevant other securities, give notice to the Holders containing the like information as is contained in the notice to the Shareholders and such other information as the Trustee shall reasonably require, such notice also to state the Conversion Price in effect at the time such notice is given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment of the Conversion Price may result. Without prejudice to sub-clause 2(E) of this Clause, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Shares could not or might not (but for the other provisions hereof), under applicable law then in effect, be legally allotted and issued by the Guarantor and/or delivered to the converting Holder upon conversion of Securities as fully-paid and non-assessable, any such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.

(4) Unless any notice already given pursuant to sub-clause (3) of this Clause contains such information, following any adjustment of the Conversion Price, the Guarantor shall promptly after the adjustment takes effect give notice to the Holders stating that the Conversion Price has been adjusted and setting out the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment.

(5) The Guarantor shall give not less than 15 days' nor more than 60 days' notice to the Trustee and each of the Conversion Agents of (i) any days during the Conversion Period on which the Guarantor's register of shareholders is to be closed by reason of Swiss law or regulation or for the purpose of establishing any dividend or other rights attaching to the Shares, and (ii) any other day during the Conversion Period on which it is aware that its register of shareholders is to be closed. The notice shall state the reason for such closure and whether the Guarantor intends to give notice to Holders of the closure in accordance with Condition 14.

(6) For the purpose of any calculation of the consideration receivable pursuant to Condition 6:

         (i) the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Guarantor for any underwriting of the issue or otherwise in connection therewith;

         (ii) (1) the aggregate consideration receivable for the Shares to be issued on the conversion or exchange of any securities shall be deemed to be the consideration received or receivable for any such securities and (2) the aggregate consideration receivable for the Shares to be issued on the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration received or receivable for such securities or, as the case may be, for such options, warrants or rights which is attributed by the Guarantor to such rights of subscription or, as the case may be, for such options, warrants or rights or, if no part of such consideration is so attributed or the Trustee so requires by written notice to the Guarantor, the fair market value of such rights of subscription as at the date of the announcement of the terms of issue of such securities or, as the case may be, for such options, warrants or rights (as determined in good faith by an independent investment bank of international repute selected by the Guarantor and approved in writing by the Trustee), plus in the case of each of (1) and
                  (2) above, the additional minimum consideration (if any) to be received by the Guarantor on the conversion or exchange of such securities, or on the exercise of such rights of subscription or, as the case may be, for such options, warrants or rights (the consideration in all such cases to be determined subject to the proviso in sub-paragraph (i) above) and (3) the consideration per Share receivable by the Guarantor on the conversion or exchange of, or on the exercise of such rights of subscription attached to, such securities or, as the case may be, for such options, warrants or rights shall be the aggregate consideration referred to in (1) or (2) above (as the case may be) converted into Swiss Francs if such consideration is expressed in a currency other than Swiss Francs at such rate of exchange as may be determined in good faith by an independent investment bank of international repute selected by the Guarantor and approved in writing by the Trustee to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued on such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

 (7) If the Guarantor fails to select an independent investment bank of international repute when required for the purposes of these presents, the Trustee may select such a bank.

(8) If the Conversion Date in relation to any Security shall be after the record date for any such issue, distribution or grant as is mentioned in Condition 6(c), but before the relevant adjustment becomes effective under Clause 6(c), the Guarantor shall (conditional upon such adjustment becoming effective) procure that there be delivered to the converting Holder or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares delivered or to be delivered on conversion of the relevant Security, is equal to the number of Shares which would have been required to be delivered on conversion of such Security if the relevant adjustment to the Conversion Price had in fact been made and become effective immediately after the relevant record date in accordance with Condition 6(c).

(9)      (A)      The Trustee may, at its absolute discretion (and without
                  responsibility for any loss occasioned thereby), within the period commencing eight days before, and ending at the close of business on the business day in Zurich prior to, the date fixed for redemption from time to time of any of the Bonds
                  (including any redemption under Condition 8(b) but excluding any redemption under 8(c)), elect by written notice to the Issuer and the Guarantor to convert as of such redemption date the aggregate number of Securities due for redemption on such date and in respect of which Conversion Rights have not been exercised by Holders ("UNEXERCISED BONDS") into Shares at the Conversion Price applicable at such redemption date if all necessary consents (if any) have been obtained and the Trustee is satisfied or is advised by an independent investment bank of international repute appointed by it that the net proceeds of an immediate sale of the Shares arising from such conversion (disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon) would be likely to exceed by five per cent. or more the amount of redemption moneys

                  (including interest) which would otherwise be payable in respect of such Unexercised Bonds save as provided in Condition 6(g), no interest shall accrue from the Interest Payment Date immediately preceding the Conversion Date (or if such date falls before the first Interest Payment Date, since 25th November, 1999) in respect of such Unexercised Bonds in respect of which the Trustee's election as aforesaid shall have been made.

         (B) The Guarantor undertakes to allot and issue and deliver, as soon as practicable, to the Trustee on behalf of the holders of the Unexercised Bonds so converted as of the relevant redemption date the Shares required to be issued and delivered pursuant to paragraph (A) above and to deliver within 28 days of such delivery to the Trustee or to its order certificates (if certificates are then generally being issued) representing them.

         (C) Subject to applicable law, the Trustee shall arrange for the sale on behalf of the holders of the Unexercised Bonds of the Shares issued on such conversion as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation or any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with that transfer, delivery and sale) the net proceeds of sale of such Shares together with any interest under Condition 6(g) shall be held by the Trustee and distributed rateably to the holders of such Unexercised Bonds against due presentation in accordance with Condition 7. The amount of such net proceeds of sale shall be treated for all purposes as the full amount due by the Issuer and the Guarantor in respect of such Unexercised Bonds.

         (D) If the Trustee elects pursuant to this sub-clause (9) to convert Securities and to sell the Shares delivered to it on such conversion, the Trustee may by written notice to the Issuer, the Guarantor and the Conversion Agents, require the Paying Agents and the Conversion Agents in relation to such conversion and sale so far as permitted by applicable law:

                  (1) to act as Paying Agents and Conversion Agents of the Trustee in relation to payments to be made by or on behalf of the Trustee pursuant to this sub-clause (9) on the terms of the Agency Agreement (with consequential amendments as necessary and save that the Trustee's liability for the indemnification, remuneration and all other expenses of the Paying Agents and Conversion Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Securities and the Coupons on the terms of these presents) and thereafter to hold all such Unexercised Bonds and all moneys, documents and records held by them in respect of such Securities to the order of the Trustee; or

                  (2) to deliver all such Unexercised Bonds and all sums, documents and records held by them in respect of such Unexercised Bonds to the Trustee or as the Trustee directs in such notice or subsequently.

9.       ENFORCEMENT

(A) THE Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to each of the Issuer and the Guarantor to enforce its obligations under these presents.

(B) Proof that as regards any specified Security or Coupon the Issuer or the Guarantor (as the case may be) has made default in paying any amount due in respect of such Security or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Securities or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

(C) References in provisos (ii) and (iii) to Clause 2(B) and the provisions of any trust deed supplemental to this Trust Deed corresponding to provisos (ii) and (iii) to Clause 2(B) to "the rate aforesaid" shall, in respect of any Securities bearing interest at a floating or variable rate, in the event of such Securities having become due and repayable, with effect from the expiry of the interest period during which such Securities become due and repayable, be construed as references to a rate of interest calculated MUTATIS MUTANDIS in accordance with the Conditions except that no notices need be published in respect thereof.

10.      PROCEEDINGS, ACTION AND INDEMNIFICATION

(A) THE Trustee shall not be bound to take any proceedings mentioned in Clause 9(A) or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of not less than 25 per cent. in principal amount of the Securities then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B) Only the Trustee may enforce the provisions of these presents. No Holder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

11.      APPLICATION OF MONEYS

         ALL moneys received by the Trustee under these presents shall, unless and to the extent attributable in the opinion of the Trustee to a particular series of the Securities, be apportioned PARI PASSU and rateably between each series of the Securities, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular series of the Securities or which are apportioned to such series as aforesaid (including any moneys which represent principal, premium or interest in respect of Securities or Coupons which have become void under Condition 10) shall be held by the Trustee upon trust to apply them (subject to Clause 13):

         FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 16 and/or 17(J) to the Trustee and/or any Appointee;

         SECONDLY in or towards payment PARI PASSU and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Securities of that series;

         THIRDLY in or towards payment PARI PASSU and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Securities of each other series; and

         FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantor and any other person).

         Without prejudice to this Clause 11, if the Trustee holds any moneys which represent principal, premium (if any) or interest in respect of Securities which have become void or in respect of which claims have been prescribed under Condition 10, the Trustee will hold such moneys on the above trusts.

12.      NOTICE OF PAYMENTS

         THE Trustee shall give notice to the relevant Holders in accordance with Condition 14 of the day fixed for any payment to them under Clause
         11. Such payment may be made in accordance with Condition 7 and any payment so made shall be a good discharge to the Trustee.

13.      INVESTMENT BY TRUSTEE

(A) IF the amount of the moneys at any time available for the payment of principal, premium (if any) and interest in respect of the Securities under Clause 11 shall be less than 10 per cent. of the principal amount of the Securities then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Securities then outstanding and then such accumulations and funds shall be applied under Clause 11.

(B) Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

14.      PARTIAL PAYMENTS

         UPON any payment under Clause 11 (other than payment in full against surrender of a Security or Coupon) the Security or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case or generally in relation to Registered Securities dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

15.      COVENANTS BY THE ISSUER AND THE GUARANTOR

         SO long as any of the Securities remains outstanding (or, in the case of paragraphs (vii), (viii), (xii), (xiii), (xiv) and (xvi), so long as any of the Securities or Coupons remains liable to prescription) each of the Issuer and the Guarantor severally covenants with the Trustee that it shall:

         (i) so far as permitted by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuer or the Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 17(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

         (ii) cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of The Stock Exchange;

         (iii) at all times keep and procure its Subsidiaries (so long as they carry on business) to keep proper books of account and at any time after the happening of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred and insofar as permitted by applicable law allow and procure each Subsidiary in relation to which an Event of Default or a Potential Event of Default shall have occurred or in relation to which the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred and any other Subsidiary the books of which the Trustee certifies to the Issuer and the Guarantor as being in its opinion necessary to have access to for the protection of the Holders to allow the Trustee and any person appointed by the Trustee to whom the Issuer, the Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

         (iv) send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders as a class together with any of the foregoing, and every document issued or sent to holders of securities as a class other than its shareholders (including the Holders) as soon as practicable after the issue or publication (if any) thereof;

         (v) forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to any series of the Securities pursuant to Condition 3 or of the occurrence of any Event of Default or any Potential Event of Default;

         (vi) give to the Trustee (a) within 10 days after demand by the Trustee therefor and (b) (without the necessity for any such demand) not later than 10 days after the publication of the audited accounts of the Guarantor in respect of each financial period commencing with the financial period ending 31st December, 1999 and in any event not later than 180 days after the end of each such financial period a certificate signed by two Authorised Signatories of the Issuer and two Authorised Signatories of the Guarantor to the effect that to the best of the knowledge, information and belief of the persons certifying, they having made all reasonable enquiries, as at a date not more than seven days before delivering such certificate (the "CERTIFICATION DATE") there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of

                  Default (or if such exists or existed specifying the same);

         (vii) so far as permitted by applicable law or regulation, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

         (viii) at all times maintain an Agent Bank, Reference Banks, Paying Agents, Conversion Agents, a Registrar and Transfer Agents in accordance with the Conditions;

         (ix) procure the Principal Paying Agent to notify the Trustee forthwith in the event that the Principal Paying Agent does not, on or before the due date for any payment in respect of the Securities or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Securities or Coupons as the case may be;

         (x) in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Securities or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Holders in accordance with Condition 14 that such payment has been made;

         (xi) use all reasonable endeavours to maintain the listing of the Securities on The Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use its best endeavours to obtain and maintain a quotation or listing of the Securities on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Securities on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

         (xii) give notice to the Holders in accordance with Condition 14 of any appointment, resignation or removal of any Agent Bank, Reference Bank, Paying Agent, Conversion Agent, Registrar or Transfer Agent (other than the appointment of the initial Agent Bank, Conversion Agents, Reference Banks, Paying Agents, Registrar and Transfer Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's, Conversion Agent's, Registrar's or Transfer Agent's specified office and (except as provided by the Agent Bank Agreement or the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Securities remains outstanding in the case of the termination of the appointment of the Agent Bank, the Registrar or a Transfer Agent or so long as any of the Securities or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent or the Principal Conversion Agent no such termination shall take effect until a new Agent Bank, Registrar, Transfer Agent or Principal Paying Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

         (xiii) obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Holders in accordance with Condition 14 (such approval not to be unreasonably withheld or delayed and, unless so expressed, not to constitute approval for the purposes of Section 57 of the

                  Financial Services Act 1986 of the United Kingdom of any such notice which is an investment advertisement (as therein defined));

         (xiv) comply with and perform all its obligations under the Agent Bank Agreement and the Agency Agreement and use its best endeavours to procure that the Agent Bank, the Paying Agents, the Conversion Agents, the Registrar and the Transfer Agents comply with and perform all their respective obligations thereunder and (in the case of the Paying Agents, the Conversion Agents and the Registrar) any notice given by the Trustee pursuant to Clause 2(C)(i) and not make any amendment or modification to either of such Agreements without the prior written approval of the Trustee;

         (xv) in order to enable the Trustee to ascertain the principal amount of Securities of each series for the time being outstanding for any of the purposes referred to in the proviso to the definition of "OUTSTANDING" in Clause 1, deliver to the Trustee as soon as practicable after being so requested in writing by the Trustee a certificate in writing signed by two Authorised Signatories of the Issuer or two Authorised Signatories of the Guarantor (as appropriate) setting out the total number and aggregate principal amount of Securities of each series which:

                  (a) up to and including the date of such certificate have been purchased by the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancelled; and

                  (b) are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, the Guarantor, any other Subsidiary of the Guarantor, any holding company of the Guarantor or any other Subsidiary of such holding company;

         (xvi) procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 8(e);

         (xvii) procure that each of the Paying Agents makes available for inspection by Holders and Couponholders at its specified office copies of these presents, the Agency Agreement, the Agent Bank Agreement and the then latest audited balance sheets and profit and loss accounts (consolidated if applicable) of the Issuer and the Guarantor; and

         (xviii) if, in accordance with the provisions of the Conditions, interest in respect of Bearer Securities denominated in U.S. dollars becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the Holders in accordance with Condition 14.

16.      REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A) THE Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate and to be paid on such dates as may from time to time be agreed between the Issuer and the Trustee. Upon the issue of any Further Securities the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between the Issuer and the Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid. The rate of remuneration in force from time to time may upon the final redemption of the whole of the Securities of any series be reduced by such amount as shall be agreed between the Issuer and the Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Holders and Couponholders) up to and including the date when, all the Securities having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent and, where applicable, the Registrar or, as the case may be, the Trustee PROVIDED THAT if upon due presentation of any Security or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

(B) In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer or the Guarantor to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C) The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)      In the event of the Trustee and the Issuer failing to agree:

         (1) (in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

         (2) (in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the Issuer) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the Issuer.

(E) The Issuer shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F) All amounts payable pursuant to sub-clause (E) above and/or Clause 17(J) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G) Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 17(J) shall continue in full force and effect notwithstanding such discharge.

(H) The Trustee shall be entitled in its absolute discretion to determine in respect of which series of Securities any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Original Notes and any Further Securities of any series.

17.      SUPPLEMENT TO TRUSTEE ACT 1925

         THE Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

         (A) The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantor, the Trustee or otherwise and whether or not addressed to the Trustee and shall not be responsible for any Liability occasioned by so acting.

         (B) Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

         (C) The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Authorised Signatories of the Issuer and/or by any two Authorised Signatories of the Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

         (D) The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

         (E) The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Securities by the Issuer, the exchange of any Global Security for another Global Security or definitive Securities, the delivery of any Global Security or definitive Securities to the person(s) entitled to it or them or the exchange of Bearer Securities for Registered Securities or of Registered Securities for Bearer Securities.

         (F) The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has happened and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has happened and that each of the Issuer and the Guarantor is observing and performing all its obligations under these presents.

         (G) Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Holders and Couponholders shall be conclusive and binding on the Holders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

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                                       27


         (H) The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the Holders of Securities of all or any series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing) that not all Holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such Holders and the relative Couponholders.

         (I) The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Security or Coupon purporting to be such and subsequently found to be forged or not authentic.

         (J) Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantor shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be properly incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

         (K) Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

         (L) The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Holder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or the Guarantor or any other person in connection with these presents and no Holder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

         (M) Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer or the Guarantor as relevant and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor, the Holders and the Couponholders.

         (N) The Trustee may certify whether or not any of the conditions, events and acts set out in paragraphs (ii), (iii), (iv), (v) and (ix) of Condition 9 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Holders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantor, the Holders and the Couponholders.

         (O) The Trustee as between itself and the Holders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Holders and Couponholders.

         (P) In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, or determination or substitution), the Trustee shall have regard to the general interests of the Holders as a class and shall not have regard to any interests arising from circumstances particular to individual Holders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Holders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders or Couponholders.

         (Q) Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

         (R) The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Holders think fit. If the Trustee has exercised reasonable care in the selection of such delegate, the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

         (S) The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). If the Trustee has exercised reasonable care in the selection of such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

         (T) The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

         (U) The Trustee may call for any certificate or other document to be issued by Euroclear or Cedelbank as to the principal amount of Securities represented by a Global Security standing to the account of any person. Any such certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Cedelbank and subsequently found to be forged or not authentic.

         (V) The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in these presents provided to be employed, in making the same.

         (W) The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares which may at any time be issued, transferred or delivered on the conversion of any Security or the sale or other disposal of any Shares. The Trustee shall not be responsible for any failure of the Issuer or the Guarantor to make available or deliver any Shares or share certificates or make any payment on the exercise of any Conversion Right.

18.      TRUSTEE'S LIABILITY

         NOTHING in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under these presents.

19.      TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR

         NEITHER the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

         (i) entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Securities or any other notes, bonds, notes stocks, shares, debenture stock, debentures or other securities of, the Issuer or the Guarantor or any person or body corporate associated as aforesaid); or

         (ii) accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantor or any such person or body corporate so associated and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Holders and notwithstanding that the same may be contrary or prejudicial to the interests of the Holders and shall not be responsible for any Liability occasioned to the Holders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

         Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Holders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

20.      WAIVER, AUTHORISATION AND DETERMINATION

(A) THE Trustee may without the consent or sanction of the Holders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Holders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Holders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Holders in accordance with Condition 14 as soon as practicable thereafter.

         MODIFICATION

(B) The Trustee may without the consent or sanction of the Holders or Couponholders at any time and from time to time concur with the Issuer and the Guarantor in making any modification (i) to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Holders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Holders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Holders in accordance with Condition 14 as soon as practicable thereafter.

         BREACH

(C) Any breach of or failure to comply with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the Issuer or the Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

21.      HOLDER OF DEFINITIVE BEARER SECURITY ASSUMED TO BE COUPONHOLDER

(A) WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Holder is the holder of all Coupons appertaining to each Bearer Security in definitive form of which he is the holder.

         NO NOTICE TO COUPONHOLDERS

(B) Neither the Trustee nor the Issuer nor the Guarantor shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Holders in accordance with Condition 14.

         ENTITLEMENT TO TREAT HOLDER AS ABSOLUTE OWNER

(C) The Issuer, the Guarantor, the Trustee, the Paying Agents, the Conversion Agents, the Registrar and the Transfer Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Security or of a particular principal amount of the Securities and the holder of any Coupon as the absolute owner of such Security, principal amount or Coupon, as the case may be, for all purposes (whether or not such Security, principal amount or Coupon shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Guarantor, the Trustee, the Paying Agents, the Conversion Agents, the Registrar and the Transfer Agents shall not be affected by any notice to the contrary. All payments made to any such holder of a Security in definitive form or a Coupon or to the bearer of a Global Security shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Security, principal amount or Coupon, as the case may be.

22.      SUBSTITUTION

(A)      (1)      The Trustee may without the consent of the Holders or
                  Couponholders at any time agree with the Issuer and the Guarantor to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of any other company (such substituted company being hereinafter called the "NEW
                  COMPANY") provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the Clause) and provided further that (except where the New Company is the Guarantor) the Guarantor unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee.

         (2)      The following further conditions shall apply to (1) above:

                  (i) the Issuer, the Guarantor and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Holders;

                  (ii) without prejudice to the rights of reliance of the Trustee under the immediately following paragraph
                           (iv), the Trustee is satisfied that the
                           relevant transaction is not materially prejudicial to the interests of the Holders;

                  (iii) appropriate arrangements are made to safeguard the Conversion Rights; and

                  (iv) if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

(B) Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Holders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

23.      CURRENCY INDEMNITY

         EACH of the Issuer and the Guarantor shall severally indemnify the Trustee, every Appointee, the Holders and the Couponholders and keep them indemnified against:

         (a) any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the Holders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor; and

         (b) any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

         The above indemnities shall constitute obligations of the Issuer and the Guarantor separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Holders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor or their liquidator or liquidators.

24.      NEW TRUSTEE

(A) THE power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent, the Registrar, the Transfer Agents and the Holders.

         SEPARATE AND CO-TRUSTEES

(B) Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the Issuer and the Guarantor (but without the consent of the Issuer, the Guarantor, the Holders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

         (i) if the Trustee considers such appointment to be in the interests of the Holders;

         (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

         (iii) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or the Guarantor.

         Each of the Issuer and the Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities properly incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

25.      TRUSTEE'S RETIREMENT AND REMOVAL

         A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuer and the Guarantor without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Holders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer and the Guarantor undertake that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution they will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

26.      TRUSTEE'S POWERS TO BE ADDITIONAL

         THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Securities or Coupons.

27.      NOTICES

         ANY notice or demand to the Issuer, the Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

         to the Issuer:             Savannahweg 71
                                    3542 Aw Utrecht
                                    The Netherlands

                                    (Attention:  Tom Diekmann)
                                    Facsimile No. + 31 30 242 5666

                                    (copy to the Guarantor)

                                    1275 Cheserex
                                    Switzerland

                                    (Attention:  Alison Cundy)
                                    Facsimile No. + 41 21 321 66 23

                                    (copy to Adecco Inc.)

         to the Guarantor:          100 Redwood Shores
                                    Parkway
                                    Redwood City
                                    CA 94065

                                    (Attention: Dr. Felix Weber)
                                    Facsimile No. + 1 650 610 1076)

         to the Trustee:            Trinity Tower
                                    9 Thomas More Street
                                    London E1 9YT
                                    England

                                    (Attention: The Manager - Corporate Trust
                                      Operations)
                                    Facsimile No. + 44 207 777 5410/5420/5440

         or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

28.      GOVERNING LAW

         THESE presents are governed by, and shall be construed in accordance with, English law.

29.      SUBMISSION TO JURISDICTION

(A) EACH of the Issuer and the Guarantor irrevocably agrees for the benefit of the Trustee, the Holders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as "PROCEEDINGS") may be brought in the courts of England. The Issuer and the Guarantor irrevocably and unconditionally waive and agree not to raise any objection which they may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Issuer or, as the case may be, the Guarantor and may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against the Issuer or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(B) Each of the Issuer and the Guarantor irrevocably and unconditionally appoints Adecco UK Ltd at its registered office for the time being and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer or the Guarantor (as the case may be) may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of the Issuer and the Guarantor:

         (i) agrees to procure that, so long as any of the Securities remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in England with authority to accept service as aforesaid;

         (ii) agrees that failure by any such person to give notice of such service of process to the Issuer or the Guarantor shall not impair the validity of such service or of any judgment based thereon;

         (iii) consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer or the Guarantor (as the case may be) in accordance with Clause 27; and

         (iv) agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

30.      COUNTERPARTS

         THIS Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date first stated on page 1.

                               THE FIRST SCHEDULE

                   - FORM OF ORIGINAL TEMPORARY GLOBAL NOTE -

                                  MERIDIAN B.V.

             (Incorporated with limited liability under the laws of
                                The Netherlands)
                              TEMPORARY GLOBAL NOTE

                                  representing

             euro360,030,000 1.50 PER CENT. GUARANTEED CONVERTIBLE
                                 NOTES DUE 2004

                   Unconditionally and irrevocably guaranteed as to payment of principal and interest by

                                   ADECCO S.A.
                      (Incorporated with limited liability
                         under the laws of Switzerland)

This Note is a temporary Global Note without interest coupons in respect of a duly authorised issue of Notes of Meridian B.V. (the "ISSUER"), designated as specified in the title hereof (the "NOTES"), limited to the aggregate principal amount of three hundred and sixty million and thirty thousand euro (euro360,030,000) and constituted by a Trust Deed dated 25th November, 1999 (the "TRUST DEED") between the Issuer, Adecco S.A. as guarantor (the "GUARANTOR") and Chase Manhattan Trustees Limited as trustee (the trustee for the time being thereof being herein called the "TRUSTEE"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the Trust Deed. The aggregate principal amount from time to time of this temporary Global Note shall be three hundred and sixty million and thirty thousand euro (euro360,030,000) or, if less, that amount as shall be shown by the latest entry duly made in the Schedule hereto.

1.       PROMISE TO PAY

         Subject as provided in this temporary Global Note, the Issuer promises to pay to the bearer the principal amount of this temporary Global Note (being at the date hereof three hundred and sixty million and thirty thousand euro (euro360,030,000)) on 25th November, 2004 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 25th November on the principal amount from time to time of this temporary Global Note at the rate of 1.50 per cent. per annum together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.       EXCHANGE FOR PERMANENT GLOBAL NOTE AND PURCHASES

         This temporary Global Note is exchangeable in whole or in part upon the request of the bearer for a further global note in respect of up to euro360,030,000 aggregate principal amount of the Notes (the
         "PERMANENT GLOBAL NOTE") only on and subject to the terms and conditions set out below.

         On and after 4th January, 2000 (the "EXCHANGE DATE") this temporary Global Note may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for the Permanent Global Note and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Note, the Permanent Global Note (or, as the case may be, endorse the Permanent Global Note) in an aggregate principal amount equal to the principal amount of this temporary Global Note submitted for exchange Provided that if definitive Notes (together with the Coupons appertaining thereto) have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this temporary Global Note may thereafter be exchanged only for definitive Notes (together with the Coupons appertaining thereto) and in such circumstances references herein to the Permanent Global Note shall be construed accordingly and Provided further that the Permanent Global Note shall be issued and delivered (or, as the case may be, endorsed) only if and to the extent that there shall have been presented to the Issuer a certificate from Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR") or from Cedelbank substantially in the form of the certificate attached as Exhibit A.

         Any person who would, but for the provisions of this temporary Global Note, the Permanent Global Note and the Trust Deed, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for a like part of the Permanent Global Note unless and until he shall have delivered or caused to be delivered to Euroclear or Cedelbank a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedelbank in Luxembourg and the specified office of each of the Paying Agents).

         Upon (i) any exchange of a part of this temporary Global Note for a like part of the Permanent Global Note or (ii) the purchase by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancellation of a part of this temporary Global Note in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on
         Part II of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.       PAYMENTS

         Until the entire principal amount of this temporary Global Note has been extinguished, this temporary Global Note shall in all respects be entitled to the same benefits as the definitive Notes for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Note shall not (unless upon due presentation of this temporary Global Note for exchange, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (i) (subject to (ii) below) to receive any payment of interest on this temporary Global Note except upon certification as hereinafter provided or (ii) on and after the Exchange Date, to receive any payment on this temporary Global Note. Upon any payment of principal or interest on this temporary Global Note the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto.

         Payments of interest in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Cedelbank substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Note and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Note shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Cedelbank a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedelbank in Luxembourg and the specified office of each of the Paying Agents).

         Upon any payment of principal and endorsement of such payment on Part I of the Schedule hereto, the principal amount of this temporary Global Note shall be reduced for all purposes by the principal amount so paid and endorsed.

         All payments of any amounts payable and paid to the bearer of this temporary Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon, on the Permanent Global Note and on the relevant definitive Notes and Coupons.

4.       ACCOUNTHOLDERS

         For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Cedelbank, each person who is for the time being shown in the records of Euroclear or Cedelbank as the holder of a particular principal amount of such Notes (each an "ACCOUNTHOLDER") (in which regard any certificate or other document issued by Euroclear or Cedelbank as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer and the Guarantor, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Cedelbank, as the case may be, for its share of each payment made to the bearer of the relevant Global Note.

5.       NOTICES

         For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Cedelbank, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Cedelbank (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 14 provided that, so long as the Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange so agrees. Any such notice shall be deemed to have been given to the Noteholders on the seventh day after the day on which such notice is delivered to Euroclear and/or Cedelbank (as the case may be) as aforesaid.

6.       PRESCRIPTION

         Claims against the Issuer and the Guarantor in respect of principal and interest on the Notes represented by the Permanent Global Note or this temporary Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 7(d)).

7.       CONVERSION

         For so long as any Bond is represented by one or both of the Permanent Global Note and/or this temporary Global Note an Accountholder wishing to exercise Conversion Rights in respect of any such Note(s) shall not be required to deposit the relevant Note(s) with the Conversion Agent to whom the relevant Conversion Notice is delivered and references in Condition 6 to the person delivering a Note for conversion shall be deemed to be references to the person delivering a Conversion Notice. On the Conversion Date in respect of such Note(s), the Conversion Agent to whom the relevant Conversion Notice is delivered shall, on behalf of the relevant Accountholder, obtain confirmation from Euroclear and/or, as the case may be, Cedelbank that the Accountholder is shown in its records as the holder of at least the principal amount of Notes in respect of which the Conversion Notice has been delivered. On any such conversion, the portion of the principal amount hereof so converted shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Company in Part II of the Schedule hereto whereupon the principal amount hereof shall be reduced for all purposes by the amount so converted and endorsed.

8.       PUT OPTION

         For so long as all of the Notes are represented by one or both of the Permanent Global Note and/or this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Cedelbank, the option of the Noteholders provided for in Condition 8(c) may be exercised by the Accountholders giving a duly completed redemption notice in the form obtainable from any of the Paying Agents to the Principal Paying Agent of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of this temporary Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in that Condition. Whilst all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Cedelbank, redemption notices shall be given in accordance with the standard procedures of Euroclear and/or Cedelbank.

9.       TRUSTEE'S POWERS

         In considering the interests of Noteholders while this temporary Global
         Note is held on behalf of a clearing system the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its Accountholders with entitlements to this temporary Global Note and may consider such interests as if such Accountholders were severally the holders of this temporary Global Note.

10.      EUROCLEAR AND CEDELBANK

         References herein to Euroclear and/or Cedelbank shall be deemed to include references to any other clearing system approved by the Trustee.

11.      AUTHENTICATION

         This temporary Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

12.      GOVERNING LAW

         This temporary Global Note is governed by, and shall be construed in accordance with, the laws of England and the Issuer has in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this temporary Global Note.

IN WITNESS whereof the Issuer has caused this temporary Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

                                  MERIDIAN B.V.

                                  By: ..........................................
                                                  Duly Authorised

Issued in London, England on 25th November, 1999.

CERTIFICATE OF AUTHENTICATION

This temporary Global Note is duly authenticated without recourse, warranty or liability.

 ..................................

Duly authorised
for and on behalf of
The Chase Manhattan Bank
as Principal Paying Agent

                                  THE SCHEDULE

                                     PART I

                   PAYMENTS OF PRINCIPAL PREMIUM AND INTEREST

The following payments on this temporary Global Note have been made:

                                                                  Remaining principal
                                                                       amount of this            Notation
                                                                     temporary Global             made on
           Date              Interest           Principal              Note following           behalf of
           made                  paid                paid                such payment          the Issuer

                               (euro)                (euro)                    (euro)

           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========
           ====               =======           =========         ===================          ==========

                                     PART II

              EXCHANGES FOR PERMANENT GLOBAL NOTE, CONVERSIONS AND
                           PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Note for a like part of the Permanent Global Note, conversions and/or purchases and cancellations of a part of this temporary Global Note have been made:

               Part of principal
                  amount of this                                 Part of      Aggregate principal
                       temporary                               principal           amount of this
                     Global Note                               amount of                temporary
                       exchanged    Part of principal               this              Global Note
                      for a like       amount of this          temporary           following such       Notation
                     part of the            temporary        Global Note     exchange, conversion        made on
         Date          Permanent          Global Note      purchased and              or purchase      behalf of
         Made        Global Note            converted          cancelled         and cancellation     the Issuer

                    EURO              EURO              EURO                EURO

        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========
        =====    ============        ============         ==========            ==========           =========

                                    EXHIBIT A

                                  MERIDIAN B.V.

                                 euro360,030,000

              1.50 PER CENT. GUARANTEED CONVERTIBLE NOTES DUE 2004
                               (the "SECURITIES")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "MEMBER ORGANISATIONS") substantially to the effect set forth in the Trust Deed, as of the date hereof euro[ ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("UNITED STATES PERSONS"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("FINANCIAL INSTITUTIONS") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

*Dated

                   [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                       BRUSSELS OFFICE, AS OPERATOR OF THE
                          euroCLEAR SYSTEM] [CEDELBANK]

                          By: .........................

                              Authorised Signatory



































* To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Note for the Permanent Global Note.

                                    EXHIBIT B

                                  MERIDIAN B.V.

                                 euro360,030,000

              1.50 PER CENT. GUARANTEED CONVERTIBLE NOTES DUE 2004
                               (the "SECURITIES")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("UNITED STATES PERSON(S)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("FINANCIAL INSTITUTIONS") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, (the "ACT"), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or
(b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. PERSON" has the meaning given to it by Regulation S under the Act.

As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake

Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to euro [ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

* Dated

         By: ......................

         [Name of person giving certification]
         (As, or as agent for, the beneficial
         owner(s) of the Securities
         to which this certification relates)
































* To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Note for the Permanent Global Note.

                   - FORM OF ORIGINAL PERMANENT GLOBAL NOTE -

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

                                  MERIDIAN B.V.

             (Incorporated with limited liability under the laws of
                                The Netherlands)

                              PERMANENT GLOBAL NOTE

                               representing up to

              euro360,030,000 1.50 PER CENT. GUARANTEED CONVERTIBLE
                                 NOTES DUE 2004

                   Unconditionally and irrevocably guaranteed as to payment of principal and interest by

                                   ADECCO S.A.

                      (Incorporated with limited liability
                         under the laws of Switzerland)

This Note is a permanent Global Note without interest coupons in respect of a duly authorised issue of Notes of Meridian B.V. (the "ISSUER"), designated as specified in the title hereof (the "NOTES"), limited to the aggregate principal amount of up to three hundred and sixty million and thirty thousand euro (euro360,030,000) and constituted by a Trust Deed dated 25th November, 1999 (the "TRUST DEED") between the Issuer, Adecco S.A. as guarantor (the "GUARANTOR") and Chase Manhattan Trustees Limited as trustee (the trustee for the time being thereof being herein called the "TRUSTEE"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the Trust Deed. The aggregate principal amount from time to time of this permanent Global Note shall be that amount not exceeding euro360,030,000 as shall be shown by the latest entry duly made in the Schedule hereto.

1.       PROMISE TO PAY

         Subject as provided in this permanent Global Note the Issuer promises to pay to the bearer the principal amount of this permanent Global Note (being at the date hereof three hundred and sixty million and thirty thousand euro (euro360,030,000)) on 25th November, 2004 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 25th November on the principal amount from time to time of this permanent Global Note at the rate of 1.50 per cent. per annum together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.       EXCHANGE FOR DEFINITIVE NOTES AND PURCHASES

         This permanent Global Note will be exchangeable in whole but not in part (free of charge to the holder) for definitive Notes only (i) if either Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("euroCLEAR") or Cedelbank is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, or (ii) if the Issuer or the Guarantor would suffer a material disadvantage as a result of a change in laws or regulations (taxation or otherwise) of The Netherlands or Switzerland, respectively, which would not be suffered (or would not be suffered to the same extent) were the Notes in definitive form and a certificate to such effect signed by two Directors of the Issuer or, as the case may be, the Guarantor is given to the Trustee or (iii) upon the giving of a default notice (as defined in Condition 9) in the manner provided in Condition 9. Thereupon (in the case of (i) and (ii) above the holder of this permanent Global Note (acting on the instructions of (an) Accountholder(s) (as defined below)) may give notice to the Issuer, and (in the case of (ii) above) the Issuer may give notice to the Trustee and the Noteholders, of its intention to exchange this permanent Global Note for definitive Notes on or after the Exchange Date (as defined below).

         On or after the Exchange Date the holder of this permanent Global Note may surrender this permanent Global Note to or to the order of the Principal Paying Agent. In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, definitive Notes in bearer form, serially numbered, in the denomination of euro10,000 each with interest coupons ("COUPONS") attached on issue in respect of interest which has not already been paid on this permanent Global Note in exchange for the whole of this permanent Global Note.

         "EXCHANGE DATE" means a day specified in the notice requiring exchange falling not less than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and, except in the case of exchange pursuant to (i) above, in the city in which the relevant clearing system is located.

         Upon (i) any exchange of a part of the Temporary Global Note for a part of this permanent Global Note or (ii) the purchase by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancellation of a part of this permanent Global Note in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part II of the Schedule hereto, whereupon the principal amount hereof shall be increased or, as the case may be, reduced for all purposes by the amount so exchanged or so purchased and cancelled and endorsed. Upon the exchange of the whole of this permanent Global Note for definitive Notes this permanent Global Note shall be surrendered to or to the order of the Principal Paying Agent and cancelled and, if the holder of this permanent Global Note requests, returned to it together with any relevant definitive Notes.

3.       ACCOUNTHOLDERS

         For so long as all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Cedelbank, each person who is for the time being shown in the records of Euroclear or Cedelbank as the holder of a particular principal amount of such Notes (each an "ACCOUNTHOLDER") (in which regard any certificate or other document issued by Euroclear or Cedelbank as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, the Guarantor, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Cedelbank, as the case may be, for its share of each payment made to the bearer of the relevant Global Note.